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77C. 11.30.2007 NSAR ACSAA


Proxy Voting Results

A special meeting of shareholders was held on July 27, 2007 and August 24, 2007, to vote on the following proposals.  The proposals received the required number of votes of the American Century Strategic Asset
Allocations, Inc. or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal 1:
To elect nine Directors to the Board of Directors of American Century Strategic Asset Allocations, Inc. (the
proposal was voted on by all shareholders of funds issued by American Century Strategic Asset Allocations, Inc.).

James E. Stowers, Jr.      For:                  2,050,554,184
                           Withhold:                17,507,362
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jonathan S. Thomas         For:                  2,051,173,081
                           Withhold:                16,888,465
                           Abstain:                          0
                           Broker Non-Vote:                  0

Thomas A. Brown            For:                  2,050,887,790
                           Withhold:                17,173,756
                           Abstain:                          0
                           Broker Non-Vote:                  0

Andrea C. Hall             For:                  2,050,994,837
                           Withhold:                17,066,709
                           Abstain:                          0
                           Broker Non-Vote:                  0

James A. Olson             For:                  2,051,025,170
                           Withhold:                17,036,376
                           Abstain:                          0
                           Broker Non-Vote:                  0

Donald H. Pratt            For:                  2,050,899,890
                           Withhold:                17,161,656
                           Abstain:                          0
                           Broker Non-Vote:                  0

Gale E. Sayers             For:                  2,050,817,832
                           Withhold:                17,243,714
                           Abstain:                          0
                           Broker Non-Vote:                  0

M. Jeannine Strandjord     For:                  2,049,654,393
                           Withhold:                18,407,153
                           Abstain:                          0
                           Broker Non-Vote:                  0

Timothy S. Webster         For:                  2,051,014,394
                           Withhold:                17,047,152
                           Abstain:                          0
                           Broker Non-Vote:                  0
Proposal 2:
To approve a change in the fee structure of the Advisor Class.  This proposal was voted on by the Advisor Class shareholders of the following funds:

                           Strategic Conservative    Strategic Moderate         Strategic Aggressive
For:                           80,707,459                 227,609,447                 179,474,535
Against:                        3,487,093                   3,395,766                  10,697,858
Abstain:                          560,985                   2,957,281                   3,530,605
Broker Non-Vote:                7,451,923                  17,350,040                  23,312,455


Proposal 3:
To approve the reclassification of the A Class shares of the fund, whereby all of the A Class shares will be reclassified as Advisor Class shares of that fund.  This proposal was voted on by the A Class shareholders of the following funds:

                           Strategic Conservative    Strategic Moderate         Strategic Aggressive
For:                             14,489,097            85,003,553                    42,091,378
Against:                            179,856             3,022,470                     1,277,124
Abstain:                            839,857             3,643,963                     3,353,065
Broker Non-Vote:                  8,366,215            68,396,273                    34,598,391

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